Exhibit 14(a)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement (Investment Company Act File No. 811-4612) of Merrill Lynch EuroFund (the “Fund”) on Form N-14 of our report dated December 17, 2003 appearing in the October 31, 2003 Annual Report of the Fund, in the Statement of Additional Information, which is part of this Registration Statement. We also consent to the references to us under the captions “COMPARISON OF THE FUNDS - Financial Highlights” and “INDEPENDENT AUDITORS” appearing in the Prospectus, which is also part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey May 5, 2004